# STATE OF NEVADA

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary*
*for Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

## Certified Copy

August 8, 2011

**Job Number:** C20110808-1078
**Reference Number:**
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| 20110584426-53 | Stock Split | 1 Pages/1 Copies |

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Robert Sandberg
Certificate Number: C20110808-1078
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*090301*

# Certificate of Change Pursuant to NRS 78.209

| Filed in the office of | Document Number 20110584426-53 |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | Filing Date and Time 08/08/2011 11:01 AM |
| | Entity Number E0292382009-9 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

North Springs Resources Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

400,000,000 shares of Common Stock, par value $0.001, and 50,000,000 shares of Preferred Stock, par value $0.001 with 25,000,000 of such shares being designated as Series A Preferred Stock.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

750,000,000 shares of Common stock, par value $0.001, and 50,000,000 shares of Preferred Stock, par value $0.001 with 25,000,000 of such shares being designated as Series A Preferred Stock.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

2 for 1 forward stock split. The 348,000,000 shares of Common Stock currently outstanding will become 696,000,000 shares of Common Stock after the forward split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Round up to the nearest whole share.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

President

Title

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*